                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES PMC-1

                                DISTRIBUTION DATE
                                  JULY 15, 2003
                            CUSIP NUMBER 739-41X-205
                            CUSIP NUMBER 739-41X-304

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.75% Notes due 2027 issued by Philip Morris Companies, Inc.(the "Underlying Securities"):

                            Interest:                     $ 2,731,875.00
                            Principal:                              0.00
                            Premium:                                0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                            Paid by the Trust:            $         0.00
                            Paid by the Depositor:        $     1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:
                        Class A:
                            Interest:                     $ 2,291,250.00
                            Principal:                    $         0.00

                            Unpaid Interest Accrued:      $         0.00

                        Class B:
                            Interest:                     $   440,625.00
                            Principal:                    $         0.00

                            Unpaid Interest Accrued:      $         0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                            Principal Amount:             $   70,500,000
                            Interest Rate:                         7.750%
                            Rating:
                                    Moody's Investor Service             Baa2
                                    Standard & Poor's Rating Service     BBB

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                            Class A: ($25 Stated Amount)
                            Initial Principal Balance:    $   70,500,000

                            Class B: ($25 Stated Amount)
                            Initial Principal Balance:    $   70,500,000